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                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
SYNOVUS FINANCIAL CORP.

                                                            YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------------------------
                                     1998            1999             2000             2001              2002
                                 ------------    ------------     ------------    --------------    -------------
Income before income taxes       $306,543,936    $349,314,933     $411,734,817    $  489,993,498     $563,880,329

Minority interest in TSYS           8,040,769      13,187,830       16,495,347        19,858,610       23,649,044

Total fixed charges including
interest on deposits              339,501,562     378,080,358      540,647,518       506,132,824      342,623,702

                                 ------------    ------------     ------------    --------------    -------------
        Total                    $654,086,267    $740,583,120     $968,877,682    $1,015,984,932     $930,153,076
                                 ============    ============     ============    ==============    =============

Divided by fixed charges
including interest on deposits            193%            196%             179%              201%             271%
                                 ============    ============     ============    ==============    =============

Income before income taxes       $306,543,936    $349,314,933     $411,734,817    $  489,993,498     $563,880,329

Minority interest in TSYS           8,040,769      13,187,830       16,495,347        19,858,610       23,649,044

Total fixed charges excluding
interest on deposits               25,465,578      54,328,729      120,475,319       101,472,584       81,967,953
                                 ------------    ------------     ------------    --------------    -------------
        Total                    $340,050,283    $416,831,492     $548,705,483    $  611,324,692     $669,497,326
                                 ============    ============     ============    ==============    =============

Divided by fixed charges
excluding interest on
deposits                               1,335%            767%             455%              602%              817%
                                 ============    ============     ============    ==============    =============
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